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                                                                    EXHIBIT 10FF


                                 LOAN AGREEMENT


                                    between


                         NKK CAPITAL OF AMERICA, INC.,

                                   as Lender


                                      and


                          NATIONAL STEEL CORPORATION,

                                  as Borrower


                            Dated as of May 19, 1993



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

                                 LOAN AGREEMENT

                               TABLE OF CONTENTS

                                                                           PAGE


SECTION 1.  DEFINITIONS...................................................    1

SECTION 2.  THE LOANS.....................................................    2
     A.  The Loans........................................................    2
     B.  Interest on the Loans............................................    3
     C.  Use of Proceeds..................................................    3

SECTION 3.  PRINCIPAL REPAYMENT; CURRENCY AND PLACE OF
               PAYMENT; COMPUTATIONS; NOTE................................    4
     A.  Principal Repayment..............................................    4
     B.  Currency and Place of Payment....................................    4
     C.  Computations.....................................................    4
     D.  Notes............................................................    5

SECTION 4.  CONDITIONS PRECEDENT..........................................    5

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER................    9
     A.  Representations and Warranties...................................    9
     B.  Survival of Representations and Warranties.......................   12

SECTION 6.  COVENANTS.....................................................   12

SECTION 7.  EVENTS OF DEFAULT.............................................   15

SECTION 8.  TAXES.........................................................   20
     A.  Taxes............................................................   20
     B.  Continuing Obligations...........................................   22

SECTION 9.  CHANGE OF LAW.................................................   22

SECTION 10.  INDEMNIFICATION..............................................   23
     A.  Agreement to Indemnify...........................................   23
     B.  Notice of Indemnifiable Claim....................................   24
     C.  Failure to Defend................................................   25

SECTION 11.  REPORTING REQUIREMENTS.......................................   25

SECTION 12.  MISCELLANEOUS PROVISIONS.....................................   25
     A.  Waiver...........................................................   25
     B.  Notices..........................................................   26
     C.  Expenses.........................................................   27
     D.  GOVERNING LAW....................................................   27
     E.  Severability.....................................................   28
     F.  Assignment.......................................................   29
     G.  Counterparts.....................................................   29

APPENDIX A  --  Definitions

EXHIBIT A   --  Notice

EXHIBIT B   --  Interest Rate and Principal Repayment Schedule
                for the Tranche A Loan and the Tranche C Loan

EXHIBIT C   --  Note

EXHIBIT D   --  Opinion of Yukevich, Blume & Zangrilli

     THIS LOAN AGREEMENT, dated as of May 19, 1993, is made by and between NKK CAPITAL OF AMERICA, INC., a corporation organized and existing under the laws of the State of Delaware, as lender (the "Lender") and NATIONAL STEEL CORPORATION, a corporation existing under the laws of the State of Delaware, as borrower (the "Borrower").

     WHEREAS, the Borrower has requested the Lender to make a loan to the Borrower to make partial repayments of loans made by NUF Corporation to the Company in connection with the financing of a portion of the costs associated with the construction and installation of the Facility, and the Lender has agreed to make such loan on and subject to the terms and conditions hereof;

     NOW THEREFORE, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. Capitalized terms used herein and not otherwise defined herein shall have the meanings specified in Appendix A attached hereto and made a part hereof.

     SECTION 2.  THE LOANS.

     A. THE LOANS. The Lender agrees, on and subject to the terms and conditions of this Agreement, during the period from the Closing Date to no later than, but not including, the Termination Date, to make Loans to the Borrower in an aggregate principal amount up to but not exceeding One Hundred Million United States Dollars (U.S. $100,000,000) (each loan made hereunder shall be referred to individually as a "Loan" and collectively as the "Loans"). The Lender shall make advances hereunder to the Borrower between the date hereof and December 27, 1993 on any Business Day with five days' prior notice (except in the case of the initial advances which can be made on the date hereof without such notice) (each a "Notice" which shall be in the form of Exhibit A hereto) by the Lender to the Borrower; provided, however, that no further Loans shall be made to the Borrower after December 27, 1993. Each Notice shall provide the amount of the Loan to be made, the maturity date thereof, the interest rate thereon and the schedule of repayment of the principal thereof. It is agreed by the parties hereto that the initial Loan made hereunder (referred to as "Tranche A Loan") and the second Loan made hereunder (referred to as "Tranche C Loan") shall each be in the approximate amount of U.S. $37,500,000 and shall be made on or about May 19, 1993.

     B. INTEREST ON THE LOANS. The Borrower agrees that, for the period from and including the Closing Date until all outstanding principal of each Loan is repaid, interest shall be payable in arrears, on each Interest Payment Date on the unpaid principal amount of each Loan at a rate equal to the Interest Rate (it is understood that the Interest Rate for the Tranche A Loan and the Tranche C Loan should be equal to the interest rate set forth in Exhibit B hereto). In the event the outstanding principal of any Loan or any accrued interest thereon or fee incurred in connection therewith is not paid in full when due (whether at stated maturity by acceleration or otherwise), such outstanding principal and (to the extent permitted by law) such interest and fees shall continue to bear, as the case may be, interest from the due date thereof until paid in full at the Interest Rate plus two percent (2%) per annum. Accrued interest and fees on each Loan shall be paid on each Interest Payment Date and on the date such Loan is paid in full.

     C.  USE OF PROCEEDS.

     The proceeds of the Loans shall be used by the Company for the sole purpose of making repayments of principal under the NUF Loan Agreement.

     SECTION 3. PRINCIPAL REPAYMENT; CURRENCY AND PLACE OF PAYMENT; COMPUTATIONS; NOTE.

     A. PRINCIPAL REPAYMENT. The Borrower shall repay the aggregate outstanding principal amount of each Loan pursuant to the schedule of principal repayment included in the relevant Note and/or Notice and in any event, no later than the Termination Date; provided, however, that the aggregate outstanding principal amount of the Tranche A Loan and the Tranche C Loan shall be repaid in accordance with the repayment schedule at Exhibit B hereto.

     B. CURRENCY AND PLACE OF PAYMENT. All payments on account of the principal of and interest on each Loan and on each Note or any other amounts payable by the Borrower hereunder shall be made without set-off or counterclaim to the account of the Lender (Account Number 002-007657) at Fuji Bank and Trust Company, New York, New York, not later than 11:00 a.m., local time on the due date thereof, or if such day is not a Business Day, on the next succeeding Business Day, in Dollars and in immediately available funds.

     C. COMPUTATIONS. The interest on the outstanding principal amount of each Loan shall be computed on the basis of a year of 360 days and the actual number of days elapsed, from and including the date of the making of such Loan to, but not including, the date such Loan is paid in full.

     D. NOTES. Each Loan shall be evidenced by a promissory note in substantially the form of Exhibit C hereto (each such promissory note being referred to herein individually as a "Note" and collectively as the "Notes"). Each Note shall include the schedule of repayment of the principal amount of the Loan to which such Note relates as described in the relevant Notice.

          SECTION 4.  CONDITIONS PRECEDENT.

          A. The obligation of the Lender to make the initial Loan hereunder is subject to the receipt by the Lender of the following, each of which shall be satisfactory in form and substance to the Lender:

          (i) Certified copies of the charter documents and by-laws of the Borrower and certified resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement and the Notes and certified copies of all documents evidencing other necessary action with respect thereto.

          (ii) Certificates signed by duly authorized officers of the Borrower and certifying the names and offices of the individuals authorized to sign this Agreement and the Notes and the other documents or certificates to be delivered pursuant thereto, and providing signature specimens for each such individual, on which certificates the Lender may conclusively rely unless and until revised certificates are similarly so delivered with respect to documents or instruments to be delivered by such party after delivery of such revised certificates.

          (iii) Evidence that this Agreement and the initial Note have been duly completed, executed and delivered by each Person intended to be a party thereto and are in full force and effect (including, without limitation, an execution copy of this Agreement).

          (iv) A signed copy of an opinion of Yukevich, Blume & Zangrilli, counsel to the Borrower, dated the Closing Date, in substantially the form of Exhibit D hereto.

          (v) The initial Note duly executed by the Borrower.

          (vi) A certificate signed by a duly authorized officer of the Borrower certifying that (a) the representations and warranties made by the Borrower in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of such date, except to the extent any such representation or warranty expressly related solely to an earlier date and (b) no Default shall have occurred and be continuing.

          (vii) Evidence, satisfactory to the Lender, that NSC has arranged for prepayment of the principal of the Permanent Loan under the NUF Loan Agreement in an amount at least equal to the initial Loan.

          (viii) The Lender shall have received such other documents and evidence in connection with the matters contemplated by the Operative Documents executed prior to the making of the initial Loan as the Lender may reasonably require.

          B. The obligations of the Lender to make each subsequent Loan is subject to the receipt by the Lender of the following, each of which shall be satisfactory in form and substance to the
Lender:

          (i) The Note relating to each such subsequent Loan duly executed by the Borrower.

          (ii) A certificate signed by a duly authorized officer of the Borrower, dated the date of the making of such subsequent Loan, certifying that (a) the representa-tions and warranties made by the Borrower in this Agreement shall be true and correct on and as of the date of the making of such subsequent Loan with the same force and effect as if made on and as of such date, except to the extent any such representation or warranty expressly related solely to an earlier date and (b) no Default shall have occurred and be continuing.

          (iii) Evidence, satisfactory to the Lender, that NSC has arranged for prepayment of the principal of the Permanent Loan under the NUF Loan Agreement in an amount at least equal to each Loan.

          (iv) The Lender shall have received such other documents and evidence as the Lender may reasonably request.

          SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE BORROWER.
          A. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender as follows:

          (i) The Borrower is a corporation duly organized and validly existing under the laws of the State of Delaware with all requisite power to execute and deliver the Operative Documents to which it is or will be a party and to perform its obligations hereunder and thereunder, and is duly qualified and in good standing to do business as a foreign corporation in each state or other jurisdiction where such qualification is required.

          (ii) The Operative Documents to which it is or will be a party have been duly authorized, and such Operative Documents will be duly executed and delivered by the Borrower and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

          (iii) Neither the execution, delivery and performance by the Borrower of any Operative Documents to which it is or will be a party nor the consummation of the transaction contemplated hereby or thereby, including, without limitation, the construction, installation or operation of the Facility, will conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any encumbrance upon the Borrower or any of the property or assets of the Borrower pursuant to the terms of, any applicable law or regulation, its charter documents or by-laws or any indenture, mortgage, deed of trust, loan agreement, guaranty, lease financing agreement or other similar agreement or instrument under which the Borrower is a debtor or a guarantor, nor will such action result in any violation of the provisions of the charter documents or the by-laws of the Borrower.

          (iv) There are no legal, governmental or other proceedings pending to which the Borrower is subject, and no such proceedings are known by the Borrower to be threatened or contemplated by governmental authorities or threatened by others, that would materially impair the Borrower's ability to perform its obligations under any Operative Documents to which it is or will be a party.

          (v) No approval of, notice to or registration with, or the taking of any other action in respect of, any federal, state, municipal or other governmental authority, or any other Person, and no filing, recording, publication or registration in any public office or any other place, is now, or in the future will be, required or necessary to authorize the execution, delivery and performance by the Borrower of any Operative Documents to which it is or will be a party, or for the legality, validity, binding effect or enforceability thereof.

          (vi) The obligations of the Borrower represented by the Loans and the Notes shall constitute direct, unconditional and general obligations of the Borrower and will rank at least pari passu with the highest ranking unsecured indebtedness of the Borrower to any other Person as of the date hereof, except for any indebtedness which ranks higher than the Borrower's obligations under the Loans by operation of law.

          B. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the Borrower shall survive the execution and delivery of this Agreement, and the making of each Loan evidenced hereby.

          SECTION 6. COVENANTS. The Borrower agrees that, so long as the Commitment is in effect and until payment in full of the principal of and interest on each Loan and all other amounts payable by the Borrower hereunder:

          (a) The proceeds of each Loan shall be used by the Borrower solely to make payments of principal under the NUF Loan Agreement.

          (b) The Borrower shall not change the location of its principal place of business and the place where its records concerning the Operative Documents are kept without prior written notice to the Lender.

          (c) The Borrower shall (i) duly perform all of its obligations under each of the Operative Documents to which it is a party; (ii) permit the Lender and its representatives at all reasonable times to inspect the Facility and its books and records relating to the Operative Documents; and (iii) take such other actions and execute such documents as the Lender may deem necessary or appropriate to effectuate the purposes of the Operative Documents.

          (d) The Borrower agrees that it shall not enter into any written amendment of or supplement to any Operative Documents to which it is a party or execute or deliver any written waiver of or modification of, or consent under, the terms of the Operative Documents, unless such supplement, amendment, waiver, modification or consent is consented to in writing by the Lender.

          (e) The Borrower shall pay and discharge all taxes and governmental charges upon it, or against its properties or assets, prior to the date after which penalties attach for failure to pay, except to the extent the Borrower is contesting in good faith its obligation to pay such taxes or charges by appropriate proceedings and has established adequate reserves therefor.

          (f) The Borrower shall not (i) merge or consolidate with or into any corporation, or (ii) sell, lease or otherwise transfer all or any substantial part of its assets to any other Person (except in the ordinary course of business), whether now owned or hereafter acquired; provided that a wholly-owned subsidiary of the Borrower may merge into the Borrower.

          (g) The Borrower shall take all action necessary to ensure that the obligations of the Borrower under or in connection with this Agreement, the Loans or the Notes ("Borrower's Obligations") will constitute direct, unconditional and general obligations of the Borrower ranking at least pari
                                                                       ----
passu with the highest ranking unsecured indebtedness of the Borrower to any other Person, except for any indebtedness which ranks higher than Borrower's Obligations by operation of law.

          (h) The Borrower shall immediately inform the Lender of (i) the imposition of any law, decree or regulation materially affecting the Borrower or the Facility; (ii) any material amendment to the Operative Documents; and (iii) any substantial change in the business activities of the Borrower or related to the Facility.

          (i) The Borrower shall promptly inform the Lender of the occurrence of (i) any event or circumstance which interferes or threatens to interfere with the implementation, completion or operation of the Facility, or (ii) any other matter which materially affects the corporate or business activities or existence of the Borrower.

          (j) The Borrower shall give the Lender immediate written notice of the occurrence of any Default or any event which interferes, or threatens to interfere with the performance by the Borrower of its obligations under this Agreement.

          SECTION 7.  EVENTS OF DEFAULT.  If any of the following events

("Events of Default") shall have occurred and be continuing:

          (a) The Borrower defaults in any payment of principal or interest or any other payment on the due date thereof under this Agreement or under any Note and such non-payment continues for 10 days after notice.

          (b) The Borrower fails duly to observe or perform any of its other covenants or agreements in any Operative Document for a period of twenty (20) calendar days after the date on which notice of such failure shall have been given to the Borrower.

          (c) Any material representation or warranty by the Borrower in any Operative Document to which it is a party or any certificate delivered in connection therewith shall have proven not to have been true and correct when made, or any obligation of the Borrower under any Operative Document shall at any time and for any reason cease to constitute a valid and binding obligation of the Borrower.

          (d) The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or readjustment of debts,
(v) fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under any bankruptcy law, or (vi) take any corporate action for the purpose of effecting any of the foregoing.

          (e) A proceeding or case shall be commenced, without the application or consent of the Borrower in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding-up or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, or a warrant of attachment, execution or similar process shall be issued against any property of the Borrower having a value in excess of U.S. $500,000 and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of twenty (20) days; or an order for relief against the Borrower shall be entered in an involuntary case under such bankruptcy law.

          (f) Except as permitted by any Operative Document, the Facility or any part thereof shall be sold, transferred or otherwise disposed of prior to payment in full of the principal of and interest on each Loan and all other amounts payable by the Borrower hereunder.

          (g) Any event or condition shall occur which results in the acceleration of the maturity of any indebtedness for borrowed moneys (including indebtedness under any guarantees) of the Borrower exceeding $5,000,000 in aggregate principal amount at the time outstanding or enables the holder of such indebtedness or any Person acting on such holder's behalf to accelerate the maturity thereof.

          (h) NKK Corporation, a corporation organized under the laws of Japan, shall cease to hold directly or indirectly shares constituting a majority of the combined voting power of all classes of voting stock of the Borrower and have voting power to elect a majority of the directors thereof.

          (i) The occurrence of an Event of Default (as defined in the NUF Loan Agreement) under the NUF Loan Agreement which relates to the Borrower.

          (j) The occurrence of an Event of Default (as defined in the NCA Loan Agreement) under the NCA Loan Agreement which relates to the Borrower.

          THEREUPON, (i) in the case of an Event of Default other than one referred to in clause (d), (e), (f), (g) or (h) above, the Lender may, by notice to the Borrower, forthwith terminate the Commitment and may declare the then unpaid principal of and accrued interest on each Loan due and payable to the Lender and (ii) in the case of the occurrence of an Event of Default referred to in clause (d), (e), (f), (g) or (h) above, unless the Lender shall otherwise elect, the Commitment shall be automatically terminated and the then unpaid principal of and accrued interest on each Loan shall automatically become due and payable to the Lender. In the event the principal of, premium, if any, and accrued interest on any Loan is declared due and payable or is automatically accelerated as hereinabove provided, all other amounts payable by the Borrower under this Agreement and under each Note shall, concurrently with such declaration or acceleration, as the case may be, automatically and without further act, forthwith become due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower. The Borrower shall indemnify the Lender on demand for all reasonable costs, losses and expenses (including, without limitation, legal fees and funding and foreign exchange losses) incurred as a consequence of any Default or Event of Default.

          SECTION 8.  TAXES.

          A. TAXES. The Borrower will pay to the Lender all principal of and interest on each Loan and all other amounts payable by the Borrower hereunder or under any other Operative Document free and clear of, and without liability or reduction for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges or withholdings of whatsoever nature now or hereafter imposed on the Lender or its affiliates in connection with any Loan or any Operative Document, whether imposed by a U.S. federal, state or local government or by a foreign government, except to the extent imposed as a consequence of the Lender or its affiliates engaging in any activity unrelated to the transactions contemplated by the Operative Documents whether taken in conjunction with the transactions contemplated hereby or otherwise (all such non-excluded taxes, levies, imposts, duties, fees, assessments and other charges or withholdings being herein called "Taxes"). If any Taxes are so levied or imposed, the Borrower will pay to the Lender the full amount of such Taxes, and such additional amounts in respect of such Taxes as may be necessary so that every payment of principal of and interest on each Loan and all other amounts payable by the Borrower hereunder or under any other Operative Document after withholding or deduction for or on account of any such Taxes and after taking into account any additional Taxes wherever imposed with respect to the receipt of such additional amounts, will not be less than any amount provided for herein or therein. The Borrower will indemnify and hold harmless the Lender against and reimburse to the Lender upon demand for the amount of any Taxes paid by the Lender. If the Lender shall determine that any credit or deduction for income tax purposes with respect to any withholding Taxes on payments of interest on any Loan expressly specified as such hereunder is available to the Lender in its domicile, the Lender shall use its best efforts in good faith to allocate to such credit or deduction such Taxes in connection with payments under this Agreement with all other like taxes that may be claimed by the Lender as a credit or deduction with a view towards achieving equality of treatment in apportioning such available credit or deduction on the basis of all applicable facts and circumstances, and, in the event the Lender shall make a demand for indemnification under this
Section 8.A for or on account of any such Taxes, the obligation of the Borrower to indemnify the Lender for such Taxes shall be reduced pro tanto (a certificate
                                                        --- -----
of the Lender as to the amount of such reduction to be conclusive in the absence of manifest error).

          B.  CONTINUING OBLIGATIONS.  The agreements of the Borrower under this
Section 8 shall survive repayment of the Loans.

          SECTION 9.  CHANGE OF LAW.

          Notwithstanding any other provision herein, in the event that any change in any applicable law or regulation or in the interpretation or administration thereof shall make it unlawful (a) for the Lender to honor its Commitment, then its Commitment shall terminate or (b) for the Lender to maintain the Loans, then the principal amount of the Loans then outstanding, together with interest accrued thereon and any other amounts payable by the Borrower under this Agreement and each other Operative Document, shall be prepaid in full by the Borrower on the next succeeding Interest Payment Date or such earlier date as may be required by applicable law or regulation. The Lender shall use good faith efforts to change its lending office for the purpose of honoring its Commitment or maintaining the Loans, as the case may be, in compliance with applicable law (provided that nothing herein shall obligate the Lender to take any steps which the Lender considers to be adverse to its interests).

          SECTION 10.  INDEMNIFICATION.

          A. AGREEMENT TO INDEMNIFY. The Borrower agrees to indemnify, pay and hold the Lender, its officers, directors, employees and agents (collectively called the "Indemnified Parties") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnified Parties in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Parties shall be designated a party thereto), which may be imposed on, incurred by, or asserted against that Indemnified Party, in any manner relating to or arising out of the use or intended use of the proceeds of the Loans hereunder or any of the Operative Documents to which the Borrower is a party, including without limitation, any liabilities arising in connection with any state or federal environmental laws, rules or regulations, (collectively, the "Indemnifiable Claims"); provided that the Borrower shall have no obligation to an Indemnified Party hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of that Indemnified Party. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnified Parties or any of them. The agreements of the Borrower under this
Section 10 shall survive the repayment of the Loans.

          B. NOTICE OF INDEMNIFIABLE CLAIM. Any Indemnified Party seeking indemnification under this Section 10 with respect to Indemnifiable Claims resulting from the assertion of liability by third parties shall give notice to the Borrower within twenty (20) days of becoming aware of any such Indemnifiable Claim. In case any such liability is asserted against any Indemnified Party, and it notifies the Borrower thereof, the Borrower will promptly assume the defense thereof with counsel satisfactory to Borrower. Notwithstanding the foregoing, (i) no Indemnified Party shall have any obligation to give any notice of any assertion of liability by a third party unless such assertion is in writing, and (ii) the rights of any Indemnified Party to be indemnified hereunder in respect of Indemnifiable Claims resulting from the assertion of liability by third parties shall not be adversely affected by the Indemnified Party's failure to give notice pursuant to the foregoing, unless and only to the extent that the Borrower is materially prejudiced thereby.

          C.  FAILURE TO DEFEND.  In the event that the Borrower, within twenty
(20) days after receipt of a notice pursuant to Section 10.B of an Indemnifiable Claim, fails to assume the defense of such Indemnified Party against such Indemnified Claim, such Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Indemnifiable Claim on behalf of and for the account and risk of the Borrower.

          SECTION 11.  REPORTING REQUIREMENTS.
          The Borrower shall furnish to the Lender:

          (a) Promptly upon availability and in any event within one hundred and ten (110) days after the end of each fiscal year of the Borrower, the annual audited consolidated financial statements of the Borrower.

          (b) Promptly, such other information concerning the Borrower as the Lender may from time to time reasonably request.

          SECTION 12.  MISCELLANEOUS PROVISIONS.

          A. WAIVER. No failure on the part of the Lender to exercise and no delay in exercising and no course of dealing with respect to any right, power or privilege under this Agreement or any other Operative Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Operative Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          B. NOTICES. Except as otherwise specified herein, all notices and other communications hereunder or under any other Operative Document shall be in writing (which may be by telecopy transmission) and shall be deemed to have been duly given (i) when given by mail, on the date seven (7) calendar days after being deposited in the mails, registered or certified and airmail postage prepaid, or (ii) when given by telecopy, on the date transmitted by telecopy (with confirmed answerback and with prompt telephone confirmation of receipt of such telecopy by the intended recipient), addressed or directed to either party hereto at its address or telecopy number, respectively, given below or, as to any such party, at such other address or telecopy number as such party shall have notified in writing the party giving such notice:

          If to the Borrower:

          National Steel Corporation
          4100 Edison Lakes Parkway
          Mishawaka, Indiana  46545
          Attention:  Treasurer
          Telecopier:  (219) 273-7478

          If to the Lender:

          NKK Capital of America, Inc.
          c/o NUF Corporation
          450 Park Avenue
          25th Floor
          New York, NY 10022
          Attention:  Treasurer
          Telecopier:  (212) 826-6345

In addition, for purposes of computing any grace period hereunder, reference to any given number of Business Days or calendar days shall be computed by reference to the specified period of time in the Lender's domicile.

          C. EXPENSES. The Borrower shall pay all legal fees and expenses incurred by the Borrower and all reasonable legal fees and expenses and Borrowing Costs incurred by the Lender in connection with the making of the Loans.

          D. GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. ALL JUDICIAL ACTIONS, SUITS OR PROCEEDINGS BROUGHT AGAINST THE BORROWER WITH RESPECT TO ITS OBLIGATIONS,

LIABILITIES OR OTHER MATTERS UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RENDERED IN ANY SUCH PROCEEDINGS MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY, FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. THE BORROWER HEREBY IRREVOCABLY WAIVES TRIAL BY JURY AND ANY OBJECTIONS, INCLUDING WITHOUT LIMITATION ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH JURISDICTION. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF THE LENDER TO BRING ANY ACTION, SUIT OR PROCEEDING AGAINST THE BORROWER IN THE COURT OF ANY JURISDICTION.

          E. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provisions in any other jurisdiction.

          F. ASSIGNMENT. This Agreement shall be binding on and inure to the benefit of the Lender and the Borrower and their respective successors and assigns; provided, that neither the Lender nor the Borrower may, except as expressly permitted herein, assign, transfer, grant participations in or otherwise dispose of any or all of its rights or obligations hereunder (any such assignment, transfer, participations or other dispositions being herein called a "Transfer"). The Borrower agrees that the Lender may Transfer any of its rights and obligations hereunder and under the other Operative Documents with the prior consent of the Borrower (such consent not to be unreasonably withheld). The Borrower shall not be responsible for any additional amounts payable under
Section 8 hereof incurred at the time of any such Transfer by the Lender solely as a consequence of such Transfer.

          G. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.


                              NKK CAPITAL OF AMERICA, INC.



                              By:_______________________________
                                 Name:__________________________
                                 Title:_________________________


                              NATIONAL STEEL CORPORATION



                              By:_______________________________
                                 Name:__________________________
                                 Title:_________________________

                                   APPENDIX A

                                     to the

                                 LOAN AGREEMENT



          As used in the Loan Agreement, the following terms shall have the definitions set forth below and such definitions shall be equally applicable to both the singular and plural forms:


"Applicable Loan Margin" means 0.5% per annum.


"Borrowing Cost" means any commercially reasonable cost (including, without limitation, any issuance costs, attorneys fees, prepayment penalty, charge or penalty and any breakage or early termination cost) charged to the Lender in connection with the funding of any Loan.


"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banking institutions in either New York City or London are required by law to be closed.


"Closing Date" means the date on which all of the conditions precedent included in Section 4.A hereof have been satisfied.


"Commitment" means the commitment of the Lender to provide the Loans to the Borrower pursuant to Section 2 of the Loan Agreement.


"Default" means an Event of Default or an event which with notice or lapse of time or both would become an Event of Default.


"Dollars" and "U.S.$" refer to dollars in lawful money of the United States of America.

"Events of Default" has the meaning attributed to it in Section 7 of the Loan Agreement.


"Facility" means that certain coke oven battery to be constructed by the Borrower at its Great Lakes Division.


"Governmental Approval" means any authorization, consent, approval, license, ruling, permit, certificate, exemption, filing or registration by or with the United States or any state or local government authority or legal or administrative body.


"Indebtedness" means with respect to any Person, the following (whether outstanding on the date of this Agreement or at any time thereafter without duplication): (a) all indebtedness of such Person for borrowed money: (b) all indebtedness for the deferred purchase price of property or services; (c) all reimbursement obligations of such Person under or in respect of letters of credit or banker's acceptances; (d) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (e) all obligations of such Person under capital leases; and (f) all direct or indirect guarantees, endorsements, ovals and similar obligations of such Person in respect of, and all obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of any other Person specified in any of the preceding clauses.


"Interest Payment Date" means each February 5 and August 5; provided that, if any such date is not a Business Day, the relevant Interest Payment Date shall be the next succeeding Business Day (unless such succeeding Business Day falls in another calendar month, in which event the relevant Interest Payment Date shall be the next preceding Business Day).


"Interest Rate" with respect to each Loan means the rate per annum equal to the actual funding rate received by the Lender related to the principal amount of such Loan plus the Applicable Loan Margin.


"Loan" and "Loans" have the meanings attributed to such terms in Section 2.A of the Loan Agreement.

"Loan Agreement," unless the context otherwise requires, means the Loan Agreement between the Lender and the Borrower dated as of May 19, 1993.


"NCA Loan Agreement" means that certain Loan Agreement, dated October 30, 1992 between NKK Capital of America, Inc. and National Steel Corporation, as amended from time to time.


"Note" and "Notes" have the meanings attributed to such terms in Section 3.D of the Loan Agreement.


"NUF Loan Agreement" means that certain Amended and Restated Loan Agreement, dated October 30, 1992, between NUF Corporation and National Steel Corporation, as amended from time to time.


"Operative Documents" means the Loan Agreement and each Note, and "Operative Document" means any of them.


"Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.


"Taxes" has the meaning attributed to it in Section 8 of the Loan Agreement.


"Termination Date" means February 5, 2000.


"Transfer" has the meaning assigned in Section 12.F of the Loan Agreement.

                                   EXHIBIT A


                  [Letterhead of NKK Capital of America, Inc.]


                                     NOTICE



                                                __________, 19__



VIA TELECOPY OR CERTIFIED OR REGISTERED
- ---------------------------------------
AIR MAIL - RETURN RECEIPT REQUESTED
- -----------------------------------

National Steel Corporation
4100 Edison Lakes Parkway
Mishawaka, Indiana  46545
Attention:  Vice President - Finance and Treasurer

         Re: Loan Agreement between NKK Capital of America, Inc. and National Steel Corporation, dated as of May __, 1993 (the "Loan Agreement")
              ------------------------------------------------------------------

Gentlemen:

          Pursuant to Section 2.A of the Loan Agreement, NKK Capital of America, Inc. is hereby providing you with the Notice five (5) days prior to the Lending Date set forth below, as follows:

          1.   Lending Date:  ____________________

          2.   Amount:  U.S.$_____________________

          3.   Maturity Date:  ___________________

          4. Interest Rate: The actual funding rate received by NKK Capital of America, Inc. plus 0.50% subject to any adjustments for any Borrowing Cost (as defined in the Loan Agreement) is ________ percent.

          5. The schedule of the repayment of the principal of the Loan shall be as follows:

          Date                         Amount
          ----                         ------

          ________________             ________________
          ________________             ________________
          ________________             ________________
          ________________             ________________



                                       Very truly yours,

                                       NKK CAPITAL OF AMERICA, INC.



                                       By:___________________________
                                          Name:
                                          Title:

                                   EXHIBIT C

                                      NOTE



$_______________                              Mishawaka, Indiana
                                              Date:_______________



          FOR VALUE RECEIVED, NATIONAL STEEL CORPORATION, a Delaware corporation (the "Maker"), hereby promises to pay to the order of NKK CAPITAL OF AMERICA, INC., a Delaware corporation (the "Lender"), __________________________ Dollars ($__________), together with interest on the unpaid principal amount hereof from time to time outstanding from and including the date hereof until such principal amount is paid in full at a rate per annum equal to the Interest Rate, payable in the manner stated in, and calculated in accordance with the terms of the Loan Agreement, dated as of May __, 1993, by and among the Lender and the Maker (the "Loan Agreement"), to which reference is hereby made and which is incorporated herein by reference.

          This Note is issued pursuant to the Loan Agreement, and any holder of this Note is entitled to the benefits thereof. All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Loan Agreement and Appendix A thereto.

          Payments of interest and other amounts due hereunder shall be payable in the manner stated in the Loan Agreement. The Maker shall pay, on demand, interest on any overdue principal at a rate equal to the Interest Rate plus two
                                                                       ----
percent (2%) per annum, calculated in accordance with the terms of the Loan Agreement.

          The Maker shall pay the principal amount of the amounts due hereunder on the dates and in the amounts described below:

               Date                      Amount
               ----                      ------

               ____________              ___________________
               ____________              ___________________
               ____________              ___________________
               ____________              ___________________

          Except as provided above, the prepayments of principal, in whole or in part, are authorized at the times, in the circumstances and in the manner stated in the Loan Agreement.

          All payments of principal and interest shall be payable in such coin and currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts, and shall be made without deduction or set-off or counterclaim of the Maker against the Lender.

          If an Event of Default shall occur and be continuing, the entire balance of this Note, and the interest that shall have accrued thereon, shall become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

          This Note shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.


                                    NATIONAL STEEL CORPORATION



                                    By:___________________________
                                       Name:
                                       Title:

                                      -2-